                                                                  EXHIBIT 4.1





                 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                     Between


                         COMPRESSION LABS, INCORPORATED

                                       and


                            INFINITY INVESTORS, LTD.

                                       and

                            SEACREST CAPITAL LIMITED
                         ------------------------------




                          Dated as of October 24, 1996


                         ------------------------------

                                TABLE OF CONTENTS

                                                                                                                       PAGE
                                                                                                                       ----
ARTICLE I            PURCHASE AND SALE OF PREFERRED SHARES..............................................................  1
       1.1           Purchase and Sale..................................................................................  1
       1.2           Purchase Price.....................................................................................  2
       1.3           The Closings.......................................................................................  2
                     (a)        The Series C Closing....................................................................  2
                     (b)        The Series D Closing....................................................................  3
                     (c)        The Series E Closing....................................................................  4

ARTICLE II           REPRESENTATIONS AND WARRANTIES.....................................................................  5
       2.1           Representations, Warranties and Agreements of the Company..........................................  5
                     (a)        Organization and Qualification..........................................................  5
                     (b)        Authorization; Enforcement..............................................................  5
                     (c)        Capitalization..........................................................................  5
                     (d)        Issuance of Shares......................................................................  6
                     (e)        No Conflicts............................................................................  6
                     (f)        Consents and Approvals..................................................................  7
                     (g)        Litigation; Proceedings.................................................................  7
                     (h)        No Default or Violation.................................................................  7
                     (i)        Schedules...............................................................................  8
                     (j)        Private Offering........................................................................  8
                     (k)        SEC Documents...........................................................................  8
                     (l)        Seniority...............................................................................  8
                     (m)        Investment Company......................................................................  9
                     (n)        Certain Fees............................................................................  9
                     (o)        Solicitation Materials..................................................................  9
       2.2           Representations and Warranties of the Purchasers...................................................  9
          (a)        (1)        Organization; Authority.................................................................  9
                     (2)        Investment Intent.......................................................................  9
                     (3)        Purchaser Status........................................................................  9
                     (4)        Experience of Purchaser................................................................. 10
                     (5)        Ability of Purchaser to Bear Risk of Investment......................................... 10
                     (6)        Prohibited Transactions................................................................. 10
                     (7)        Access to Information................................................................... 10
                     (8)        Reliance................................................................................ 10
          (b)        (1)        Organization; Authority................................................................. 11
                     (2)        Investment Intent....................................................................... 11
                     (3)        Purchaser Status........................................................................ 11
                     (4)        Experience of Purchaser................................................................. 11
                     (5)        Ability of Purchaser to Bear Risk of Investment......................................... 11
                     (6)        Prohibited Transactions................................................................. 11


                                                                                                                       PAGE
                                                                                                                       ----
                     (7)        Access to Information................................................................... 12
                     (8)        Reliance................................................................................ 12

ARTICLE III          OTHER AGREEMENTS OF THE PARTIES.................................................................... 12
       3.1           Transfer Restrictions.............................................................................. 12
       3.2           Stop Transfer Instruction.......................................................................... 13
       3.3           Furnishing of Information.......................................................................... 13
       3.4           Notice of Certain Events........................................................................... 14
       3.5           Copies and Use of Disclosure Materials............................................................. 14
       3.6           Blue Sky Laws...................................................................................... 14
       3.7           Integration........................................................................................ 14
       3.8           Certain Agreements................................................................................. 14
       3.9           Purchaser Ownership of Common Stock................................................................ 15
       3.10          Listing of Underlying Shares....................................................................... 15
       3.11          Conversion Procedures.............................................................................. 15
       3.12          Purchaser's Rights if Trading in Common Stock is Suspended......................................... 15
       3.13          No Violation of Applicable Law..................................................................... 16
       3.14          Redemption Restrictions............................................................................ 16
       3.15          Piggyback Registration Rights...................................................................... 16
       3.16          Notice of Breaches................................................................................. 17
       3.17          Conversion Obligations of the Company.............................................................. 17
       3.18          Right of First Refusal............................................................................. 17
       3.19          The Warrants....................................................................................... 17
       3.20          Break-up Fee....................................................................................... 18
       3.21          Book Entry Arrangements............................................................................ 18

ARTICLE IV           CONDITIONS......................................................................................... 19
       4.1(a)        Conditions Precedent to the Obligation of the Company to Sell the Series C
                     Shares............................................................................................. 19
                     (i)        Accuracy of the Purchaser's Representations and Warranties.............................. 19
                     (ii)       Performance by the Purchaser............................................................ 19
                     (iii)      No Injunction........................................................................... 19
                     (iv)       Required Approvals...................................................................... 19
       (b)           Conditions Precedent to the Obligation of the Purchaser to Purchase the Series
                     C Shares........................................................................................... 19
                     (i)        Accuracy of the Company's Representations and Warranties................................ 19
                     (ii)       Performance by the Company.............................................................. 19
                     (iii)      No Injunction........................................................................... 20
                     (iv)       Adverse Changes......................................................................... 20
                     (v)        No Suspensions of Trading in Common Stock............................................... 20
                     (vi)       Listing of Common Stock................................................................. 20
                     (vii)      Legal Opinion........................................................................... 20


                                                                                                                       PAGE
                                                                                                                       ----
                     (viii)     Required Approvals...................................................................... 20
                     (ix)       Shares of Common Stock.................................................................. 20
                     (x)        Delivery of Stock Certificates.......................................................... 20
                     (xi)       Registration Rights Agreement........................................................... 21
                     (xii)      Warrants................................................................................ 21
                     (xiii)     Certificate of Designation.............................................................. 21
                     (xiv)      Company Certificates.................................................................... 21
                     (xv)       Change of Control....................................................................... 21
       4.2           Conditions Precedent to the Obligation of each Purchaser to Purchase the
                     Series D Shares and the Series E Shares............................................................ 21
                     (i)        Series C Closing........................................................................ 21
                     (ii)       Series D Infinity Warrant............................................................... 21
                     (iii)      Accuracy of the Company's Representations and Warranties................................ 21
                     (iv)       Performance by the Company.............................................................. 22
                     (v)        Underlying Securities Registration Statements........................................... 22
                     (vi)       No Injunction........................................................................... 22
                     (vii)      Adverse Changes......................................................................... 22
                     (viii)     Litigation.............................................................................. 22
                     (ix)       Management.............................................................................. 22
                     (x)        No Suspensions of Trading in Common Stock............................................... 23
                     (xi)       Listing of Common Stock................................................................. 23
                     (xii)      Change of Control....................................................................... 23
                     (xiii)     Legal Opinion........................................................................... 23
                     (xiv)      Required Approvals...................................................................... 23
                     (xv)       Shares of Common Stock.................................................................. 23
                     (xvi)      Delivery of Stock Certificates.......................................................... 23
                     (xvii)  Performance of Conversion/Exercise Obligations............................................. 23

ARTICLE V            TERMINATION........................................................................................ 24
       5.1           Termination by Mutual Consent...................................................................... 24
       5.2           Termination by the Company......................................................................... 24
       5.3           Termination by the Purchasers...................................................................... 24

ARTICLE VI           MISCELLANEOUS...................................................................................... 26
       6.1           Fees and Expenses.................................................................................. 26
       6.2           Entire Agreement; Amendments....................................................................... 26
       6.3           Notices............................................................................................ 27
       6.4           Amendments; Waivers................................................................................ 28
       6.5           Headings........................................................................................... 28
       6.6           Successors and Assigns............................................................................. 28
       6.7           No Third-Party Beneficiaries....................................................................... 28
       6.8           Governing Law...................................................................................... 28


       6.9           Survival........................................................................................... 28
       6.10          Execution.......................................................................................... 29
       6.11          Publicity.......................................................................................... 29
       6.12          Severability....................................................................................... 29

Exhibit A            -               Series C Terms
Exhibit B            -               Registration Rights Agreement
Exhibit C            -               Conversion Procedures
Exhibit D            -               Form of Legal Opinion
Exhibit E(1)         -               Form of Series C Infinity Warrant
Exhibit E(2)         -               Form of Brown Simpson Warrant
Exhibit E(3)         -               Form of Alpine Warrant
Exhibit E(4)         -               Form of Series D Infinity Warrant

         CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of October 24, 1996, between Infinity Investors, Ltd., a corporation organized and existing under the laws of Nevis, West Indies ("Infinity"), Seacrest Capital Limited, a corporation organized and existing under the laws of Nevis, West Indies ("Seacrest") (Infinity and Seacrest are each a "Purchaser" and are collectively, the "Purchasers"), and Compression Labs, Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Company").

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers desire to acquire shares of the Company's Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred"), the Company's Series D Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred"), and the Company's Series E Convertible Preferred Stock, par value $.001 per share (the "Series E Preferred") (the Series C Preferred, Series D Preferred and Series E Preferred are collectively referred to as the "Preferred Stock").

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:


                                    ARTICLE I

                      PURCHASE AND SALE OF PREFERRED SHARES

         1.1 Purchase and Sale. (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell and the Purchasers shall purchase the Preferred Stock as follows: (a) Infinity shall purchase 275,000 shares of Series C Preferred (the "Infinity C Preferred") and Seacrest shall purchase 75,000 shares of Series C Preferred (the "Seacrest C Preferred") (the Infinity C Preferred and the Seacrest C Preferred are collectively, the "Series C Shares");
(b) Infinity or an eligible affiliate thereof specified by Infinity (an "Infinity Affiliate") shall purchase between 50,000 and 350,000 shares of Series D Preferred (the "Series D Shares"); and (c) Infinity or an Infinity Affiliate shall purchase between 50,000 and 350,000 shares of Series E Preferred (the "Series E Shares").

                  (b) The Series C Preferred shall have the respective rights, preferences and privileges set forth in Exhibit A attached hereto (the "Series C Terms"), which shall be incorporated into a Certificate of Designation to be approved by the Purchasers and filed on or prior to the Series C Closing (as defined below) by the Company with the Secretary of State of Delaware (the "Series C Designation"). The Series D Preferred and Series E Preferred shall have respective rights, preferences and privileges identical to the Series C Terms as set forth in Exhibit A, mutatis mutandis, and shall rank pari passu with the Series C Preferred with regard to dividends, liquidation, voting rights and any other preferential rights designated therein, except that the Conversion Price for conversion of said Shares (as hereinafter defined) shall be determined by reference to the following table:

Market Capitalization                                  Applicable Discount
---------------------                                  -------------------

Less than $80,000,000                                         22.5%

$80,000,000 - $115,000,000                                    20%

Greater than $115,000,000                                     17.5%

The Series D Shares and Series E Shares shall be authorized pursuant to certificates of designation to be prepared by the Company, subject to the approval of each Purchaser, and filed at or prior to the Series D Closing Date (as defined below) or Series E Closing Date (as defined below), as applicable, by the Company with the Secretary of State of Delaware (such certificates of designation, together with the Series C Designation, are referred to as the "Certificates of Designation").

         For purposes of this Agreement, "Conversion Price," "Original Issue Date," "Conversion Date" "Trading Day" and "Per Share Market Value" shall have the meanings set forth in the Series C Terms; and "Market Price" as at any date shall mean the average Per Share Market Value for the five (5) Trading Days immediately preceding such date. In addition the Company's "Market Capitalization" shall be determined as of the close of business on the date prior to the date of delivery of the Subsequent Financing Notice and shall be the product of the Per Share Market Value multiplied by the number of outstanding shares of the Company's Common Stock determined in accordance with generally accepted accounting principles applicable to income statements on a fully diluted basis.

         1.2      Purchase Price.  The purchase price per Share shall be $20.

         1.3      The Closings.

                  (a) The Series C Closing. (i) The closing of the purchase and sale of the Series C Shares (the "Series C Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party and provided, that the Series C Closing may not occur later than November 15, 1996 (the "Series C Closing Expiration Date"). The date of the Series C Closing is hereinafter referred to as the "Series C Closing Date." At the Series C Closing, the Company shall sell and issue to the Purchasers, and the Purchasers shall purchase, the Series C Shares, for an aggregate purchase price of $7,000,000.

                            (ii) At the Series C Closing, (a) the Company shall
deliver (1) to Infinity (A) one or more stock certificates representing the Infinity C Preferred, registered in the name of Infinity, (B) the Series C Infinity Warrant (as defined in Section 3.19), and (C) all other documents, instruments and writings required to have been delivered at or prior to the Series C Closing by the Company pursuant to this Agreement and the Registration Rights

Agreement, dated the date hereof, by and between the Company and the Purchasers, in the form of Exhibit B (the "Registration Rights Agreement"), (2) to Seacrest
(A) one or more certificates representing the Seacrest C Preferred, registered in the name of Seacrest and (B) all other documents, instruments and writings required to have been delivered at or prior to the Series C Closing by the Company pursuant to this Agreement and the Registration Rights Agreement (3) to Brown Simpson, LLC, ("Brown Simpson"), the Brown Simpson Warrant (as defined in
Section 3.19) and (4) to Alpine Capital Partners, Inc. ("Alpine") the Alpine Warrant (as defined in Section 3.19); and (b) (1) Infinity shall deliver to the Company $5,500,000 and Seacrest shall deliver to the Company $1,500,000, less the fees and disbursements of the legal counsel contemplated in Section 6.1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company prior to the Series C Closing Date, and (2) the Purchasers shall deliver all documents, instruments and writings required to have been delivered at or prior to the Series C Closing by each Purchaser pursuant to this Agreement and the Registration Rights Agreement.

                  (b) The Series D Closing. (i) The closing of the purchase and sale of the shares of Series D Preferred to be issued and sold at such closing in accordance herewith (the "Series D Shares", and such closing the "Series D Closing") shall take place at the offices of Robinson Silverman on such date (which may not be prior to the tenth day after receipt of the notice described hereafter in this paragraph (b)) as the Company may designate in a written notice to Infinity (a "Subsequent Financing Notice") relating to the Series D Shares which the Company may deliver no earlier than 180 days after the date hereof and no later than 210 days after the date hereof (such 210th day, the "Series D Closing Expiration Date"), which Subsequent Financing Notice shall set forth the number of Series D Shares (which may not be less than 50,000 nor in excess of (i) 250,000 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series D Closing) is less than $80,000,000 on the Series D Closing Date, (ii) 300,000 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series D Closing) is between $80,000,000 and $115,000,000 on the Series D Closing Date or (iii) 350,000 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series D Closing) is greater than $115,000,000 on the Series D Closing Date) that the Company intends to sell to Infinity (or an eligible affiliate thereof specified by Infinity (an "Infinity Affiliate") provided, however, that in no case shall the Series D Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. The date of the Series D Closing is hereinafter referred to as the "Series D Closing Date."

                            (ii) At the Series D Closing, (a) the Company shall
deliver (1) to Infinity (and/or an Infinity Affiliate, as the case may be) one or more stock certificates representing the Series D Shares registered in the name of Infinity and/or such Infinity Affiliate (2) to Infinity the Series D Infinity Warrant and (3) to Infinity (and/or such Infinity Affiliate) all documents, instruments and writings required to have been delivered at or prior to the Series D Closing by the Company pursuant to this Agreement and the Registration Rights Agreement and (b) Infinity (and/or such Infinity Affiliate) shall deliver to the Company (1) the purchase price for the Series D Shares being purchased as determined pursuant to this Article I in immediately available funds by wire transfer to an account designated in writing by the Company and delivered to Infinity (and/or such Infinity Affiliate) prior to the Series D Closing Date and (2) all documents, instruments and writings required to have been delivered at or prior to the Series D Closing by Infinity (and/or such Infinity Affiliate) pursuant to this Agreement and the Registration Rights Agreement.

                  (c) The Series E Closing. (i) The closing of the purchase and sale of the shares of Series E Preferred to be issued and sold at such closing in accordance herewith (the "Series E Shares," and such closing the "Series E Closing") shall take place at the offices of Robinson Silverman on such date (which may not be prior to the tenth day after receipt of the Subsequent Financing Notice relating to the Series E Shares) as the Company shall designate in the Subsequent Financing Notice relating to the Series E Shares, which the Company may deliver no earlier than 180 days after the Series D Closing Date and no later than 210 days after the Series D Closing Date (the "Series E Closing Expiration Date"), which Subsequent Financing Notice shall set forth the number of Series E Shares (which may not be less than 50,000 nor in excess of (i) 250,000 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series E Closing) is less than $80,000,000 on the Series E Closing Date, (ii) 300,000 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series E Closing) is between $80,000,000 and $115,000,000 on the Series E Closing Date or (iii) 350,000 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series E Closing) is greater than $115,000,000 on the Series E Closing Date; provided, that in no event shall the aggregate number of Shares (as defined below) to be issued and sold under this Agreement exceed 1,000,000) that the Company intends to sell thereunder, provided, however, that in no case shall the Series E Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. The date of the Series E Closing is referred to as the "Series E Closing Date." The Series C Closing Date, the Series D Closing Date or the Series E Closing Date, are sometimes referred to herein as a "Closing Date." The Series C Shares, Series D Shares and Series E Shares are collectively referred to herein as the "Shares".

                            (ii) At the Series E Closing, (a) the Company shall
deliver to Infinity (and/or an Infinity Affiliate, as the case may be) (1) one or more stock certificates representing the Series E Shares being sold at such Closing, registered in the name of Infinity (and/or such Infinity Affiliate), and (2) all documents, instruments and writings required to have been delivered at or prior to the Series E Closing by the Company pursuant to this Agreement and the Registration Rights Agreement, and (b) Infinity (and/or such Infinity Affiliate) shall deliver to the Company (1) the purchase price for the Series E Shares being purchased, as determined pursuant to this Article I, in immediately available funds by wire transfer to an account designated in writing by the Company and delivered to each Purchaser prior to the Series E Closing Date, and
(2) all documents, instruments and writings required to have been delivered at or prior to the Series E Closing by Infinity (and/or such Infinity Affiliate) pursuant to this Agreement and the Registration Rights Agreement.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the
Purchasers:

                  (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in the Schedule 2.1(a) attached hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

                  (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Warrants (as defined below), the Certificate of Designation, the Registration Rights Agreement, and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Registration Rights Agreement and the Warrants are collectively referred to as the "Transaction Documents". The execution and delivery of each of this Agreement, each Certificate of Designation and each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby has been duly authorized by all necessary action on the part of the Company. Each of this Agreement, each Certificate of Designation and each of the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of this Agreement. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares and Warrants hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective Certificate of Incorporation, bylaws or other charter documents.

                  (d) Issuance of Shares. The Shares and the Warrants are duly authorized, and when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable. The Company, as at the Series C Closing Date, Series D Closing Date and Series E Closing Date, as the case may be, has and at all times while the Shares and any Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its obligations under this Agreement, the Warrants and the Certificates of Designation with respect to the number of Shares and Warrants issued and outstanding at such Closing Date and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) two times the number of shares of Common Stock which would be issuable upon conversion of the Shares issued pursuant to the terms hereof (the "Underlying Shares") with respect to the number of Shares and Warrants issued and outstanding at such Closing Date were such conversion effected on the Original Issue Date for such Shares and (ii) the number of shares of Common Stock which would be issuable upon exercise in full of the Warrants (the "Warrant Shares"). When issued in accordance with the terms hereof and the Certificates of Designation, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable; and when issued upon exercise of the Warrants in accordance with their respective terms, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable.

                  (e) No Conflicts. The execution, delivery and performance of the Transaction Documents and the Certificates of Designation by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) to the knowledge of the Company result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of clause (ii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

                  (f) Consents and Approvals. Except as specifically set forth in Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents and the Certificates of Designation, except for (i) the filings of the Certificates of Designation with respect to the Shares with the Secretary of State of Delaware, which filings shall be effected prior to the Series C Closing Date, the Series D Closing Date and the Series E Closing Date, as appropriate, (ii) the filing of the registration statements contemplated by the Registration Rights Agreement (the "Underlying Securities Registration Statement(s)") with the Securities and Exchange Commission (the "Commission"), which shall be filed in the time periods set forth in the Registration Rights Agreement (iii) the applications for the listing of the Underlying Shares and the Warrant Shares with the Nasdaq National Market (and with any other national securities exchange or market on which the Common Stock is then listed), and (iv) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, would not materially impair or delay the ability of the Company to effect the Series C Closing, the Series D Closing or the Series E Closing and to deliver to the Purchasers the Shares (and, upon conversion of the Shares thereunder, the Underlying Shares) or to the appropriate party, the Warrants (and, upon exercise of the Warrants, the Warrant Shares) in the manner contemplated hereby and by the Registration Rights Agreement free and clear of all liens and encumbrances of any nature whatsoever (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals").

                  (g) Litigation; Proceedings. Except as specifically disclosed in the Disclosure Materials (as hereinafter defined) or in Schedule 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of any of the Transaction Documents or any of the Certificates of Designation or the Shares
(ii) could, individually or in the aggregate, have a Material Adverse Effect or
(iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents or the Certificates of Designation.

                  (h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could, in any such case (individually or in the aggregate), not (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents or any of the Certificates of Designation, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under any of the Transaction Documents or any of the Certificates of Designation.

                  (i) Schedules. The Schedules to this Agreement furnished by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (j) Private Offering. Assuming (without any independent investigation or verification by or on behalf of the Company) the accuracy of the representations and warranties of the Purchasers set forth in Section 2.2, the offer and sale of the Shares, the Warrants, the Underlying Shares and the Warrant Shares are exempt from registration under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor any person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of such Shares, the Warrants, the Underlying Shares or the Warrant Shares to the registration requirements of
Section 5 of the Securities Act.

                  (k) SEC Documents. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement furnished by or on behalf of the Company, the "Disclosure Materials") on a timely basis, or has received a valid extension of such time of filing. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Except as disclosed in Schedule 2.1(g) and in the audited and unaudited balance sheets of the Company included in the SEC Documents, there are no material liabilities, contingent or otherwise, as to which the Company or its Subsidiaries, or any of their respective assets is or may become bound. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q or last filed Annual Report on Form 10-K, whichever has been most recently filed with the Commission, there has been no event, occurrence or development that has had a Material Adverse Effect which is not specifically disclosed in any of the Disclosure Materials.

                  (l) Seniority. No class of equity securities of the Company is senior to the Shares in right of payment, whether upon liquidation, dissolution or otherwise.

                  (m) Investment Company. The Company is not, and is not an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (n) Certain Fees. No fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement.

                  (o) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Shares, the Warrants, the Underlying Shares or the Warrant Shares other than the Disclosure Materials and any amendments and supplements thereto prepared in compliance herewith or (ii) solicited any offer to buy or sell the Shares, the Warrants, the Underlying Shares or the Warrant Shares by means of any form of general solicitation or advertising.

         2.2 Representations and Warranties of the Purchasers.

         (a) Infinity hereby represents and warrants to the Company as follows:

                  (1) Organization; Authority. Infinity is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by Infinity of the Shares (other than the Seacrest C Preferred; such Shares, the "Infinity Shares") and the Infinity Warrants hereunder has been duly authorized by all necessary action on the part of Infinity. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by Infinity or on its behalf and constitutes the valid and legally binding obligation of Infinity, enforceable against Infinity in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                  (2) Investment Intent. Infinity is acquiring the Infinity Shares, the Infinity Warrants, the Underlying Shares relating to the Infinity Shares and the Warrant Shares relating to the Infinity Warrants for its own account for investment purposes only and not with a view to or for distributing or reselling such Infinity Shares, Infinity Warrants, Underlying Shares or Warrant Shares or any part thereof or interest therein, without prejudice, however, to Infinity's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Infinity Shares, Underlying Shares, Infinity Warrants or Warrant Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration.

                  (3) Purchaser Status. At the time Infinity was offered the Infinity Shares and the Infinity Warrants, it was, and at the date hereof, it is, and at each Closing Date and each exercise date under the Infinity Warrants, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (4) Experience of Purchaser. Infinity, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Infinity Shares, the Infinity Warrants, the Underlying Shares relating to the Infinity Shares and the Warrant Shares, and has so evaluated the merits and risks of such investment.

                  (5) Ability of Purchaser to Bear Risk of Investment. Infinity is able to bear the economic risk of an investment in the Infinity Shares, the Infinity Warrants, the Underlying Shares relating to the Infinity Shares and the Warrant Shares, relating to the Infinity Warrants and, at the present time, is able to afford a complete loss of such investment.

                  (6) Prohibited Transactions. The Infinity Shares and the Infinity Warrants are not being acquired, directly or indirectly, with the assets of any "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

                  (7) Access to Information. Infinity acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Infinity Shares and the Infinity Warrants, and the merits and risks of investing in the Infinity Shares and the Infinity Warrants; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

                  (8) Reliance. Infinity understands and acknowledges that (i) the Infinity Shares and the Infinity Warrants are being offered and sold to Infinity without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and Infinity hereby consents to such reliance.

             The Company acknowledges and agrees that Infinity makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2(a).

         (b) Seacrest hereby represents and warrants to the Company as follows:

                  (1) Organization; Authority. Seacrest is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by Seacrest of the Seacrest C Preferred hereunder has been duly authorized by all necessary action on the part of Seacrest. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by Seacrest or on its behalf and constitutes the valid and legally binding obligation of Seacrest, enforceable against Seacrest in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                  (2) Investment Intent. Seacrest is acquiring the Seacrest C Preferred and the Underlying Shares relating to the Seacrest C Preferred for its own account for investment purposes only and not with a view to or for distributing or reselling such Seacrest C Preferred or Underlying Shares or any part thereof or interest therein, without prejudice, however, to Seacrest's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Seacrest C Preferred or Underlying Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

                  (3) Purchaser Status. At the time Infinity was offered the Seacrest C Preferred it was, and at the date hereof, it is, and at each Closing Date and each exercise date under the Infinity Warrants, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (4) Experience of Purchaser. Seacrest, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Seacrest C Preferred and the Underlying Shares relating to the Seacrest C Preferred and has so evaluated the merits and risks of such investment.

                  (5) Ability of Purchaser to Bear Risk of Investment. Seacrest is able to bear the economic risk of an investment in the Seacrest C Preferred and the Underlying Shares relating to the Seacrest C Preferred and, at the present time, is able to afford a complete loss of such investment.

                  (6) Prohibited Transactions. The Seacrest C Preferred is not being acquired, directly or indirectly, with the assets of any "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.


                  (7) Access to Information. Seacrest acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Seacrest C Preferred and the merits and risks of investing therein; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and
(iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

                  (8) Reliance. Seacrest understands and acknowledges that (i) the Seacrest C Preferred is being offered and sold to Seacrest without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and Seacrest hereby consents to such reliance.

                  The Company acknowledges and agrees that Seacrest makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2(b).


                                   ARTICLE III

                         OTHER AGREEMENTS OF THE PARTIES

         3.1 Transfer Restrictions. (a) If any Purchaser should decide to dispose of any of the Shares or any portion of Infinity Warrants to be purchased by it hereunder (and upon conversion or exercise thereof, of any Underlying Shares or Warrant Shares, as applicable), each Purchaser understands and agrees that it may do so only (i) pursuant to an effective registration statement under the Securities Act, (ii) to the Company or (iii) pursuant to an available exemption or exclusion from the registration requirements of the Securities Act. In connection with any transfer of any Shares, Infinity Warrants, Underlying Shares or Warrant Shares other than pursuant to an effective registration statement or to the Company, the Company may require that the transferor provide to the Company an opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Shares, Infinity Warrants, Underlying Shares or Warrant Shares, as the case may be, under the Securities Act.

                  (b) The Purchasers agree to the imprinting, so long as appropriate, of the following legend on certificates representing the Shares, Underlying Shares, Infinity Warrants and Warrant Shares:


                  NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

         The legend set forth above shall be removed in connection with any resale of Underlying Shares or Warrant Shares, pursuant to an effective registration statement under the Securities Act or sooner if, in the opinion of counsel to the Company experienced in the area of United States securities laws, such legend is no longer required under applicable requirements of the Securities Act (including judicial interpretation and pronouncements issued by the staff of the Commission). The certificates representing the Shares, Infinity Warrants, Underlying Shares and Warrant Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when, in the opinion of counsel to the Company experienced in the applicable securities laws, such legends are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide each Purchaser, upon request, with a substitute certificate or certificates, free from such legend at such time as such legend is no longer applicable. Each Purchaser agrees that, in connection with any transfer of Underlying Shares or Warrant Shares by it pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with all applicable prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Shares, Underlying Shares, Infinity Warrants or Warrant Shares.

         3.2 Stop Transfer Instruction. Each Purchaser agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth in Section 3.1.

         3.3 Furnishing of Information. As long as a Purchaser owns Shares, Underlying Shares, Infinity Warrants or Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish each Purchaser with true and complete copies of all such filings. If the Company is not at the time required to file reports pursuant to such sections, it will prepare and furnish to each Purchaser annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.

         3.4 Notice of Certain Events. The Company shall (i) advise each Purchaser promptly after obtaining knowledge thereof, and, if requested by either Purchaser, confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Shares or the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Shares, Warrant Shares or the Underlying Shares under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Shares, Warrant Shares or the Underlying Shares under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         3.5 Copies and Use of Disclosure Materials. The Company shall furnish each Purchaser, without charge, as many copies of the Disclosure Materials, and any amendments or supplements thereto, as such Purchaser may reasonably request. The Company consents to the use of the Disclosure Materials, and any amendments and supplements thereto, by a Purchaser in connection with resales of the Shares, the Underlying Shares or the Warrant Shares.

         3.6 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares and the Warrant Shares under the securities or Blue Sky laws of such jurisdictions as any Purchaser may request and shall continue such qualification at all times through the third anniversary of the last Closing Date; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

         3.7 Integration. The Company shall not and shall use its best efforts to ensure that no person controlling, controlled by or under common control with the Company (an "Affiliate") shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares, the Warrants, the Underlying Shares relating to the Shares or the Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Shares, the Warrants, the Underlying Shares or the Warrant Shares to any Purchaser.

         3.8 Certain Agreements. From the date hereof through the final Closing Date, the Company shall not and shall cause the Subsidiaries not to, without the consent of each Purchaser, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of a Purchaser;
(ii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock except as permitted under the Certificates of Designation and as would not adversely affect the rights of a Purchaser hereunder or under the Certificates of Designation; (iii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock in any manner which adversely affects the rights of a Purchaser hereunder or under the Certificates of Designation; or (iv) enter into any agreement with respect to any of the foregoing.

         3.9 Purchaser Ownership of Common Stock. (a) Infinity may not use its ability to convert Shares hereunder or under the terms of the Certificates of Designation or to use its ability to acquire shares of Common Stock upon exercise of the Infinity Warrants and (b) Seacrest may not use its ability to convert the Seacrest C Preferred hereunder or under the terms of the Certificates of Designation, in each case of (a) and (b) above, to the extent that such conversion or exercise would result in such Purchaser beneficially owning (for purposes of Rule 13d-3 under the Exchange Act) more than 4.9% of the outstanding shares of the Common Stock. The Company shall, promptly upon its receipt of a Holder Conversion Notice tendered by a Purchaser (or its sole designee) under the Certificates of Designation, and upon its receipt of a notice of exercise under the terms of the Infinity Warrants, notify such Purchaser by telephone and by facsimile of the number of shares of Common Stock outstanding on such date and the number of Underlying Shares and Warrant Shares which would be issuable to such Purchaser (or its sole designee, as the case may be) if the conversion requested in such Conversion Notice or exercise requested in such exercise notice were effected in full, whereupon, notwithstanding anything to the contrary set forth in the Certificates of Designation or the Infinity Warrants, such Purchaser may within one Trading Day of its receipt of the Company notice required by this Section by telephone or by facsimile revoke such conversion or exercise to the extent (in whole or in part) that it determines that such conversion or exercise would result in such Purchaser beneficially owning (for purposes of Rule 13d-3 under the Exchange Act) in excess of 4.9% of such outstanding shares of Common Stock.

         3.10 Listing of Underlying Shares. The Company shall take all steps necessary to cause the Underlying Shares and Warrant Shares to be approved for listing in the Nasdaq National Market (as well as on any other national securities exchange or market on which the Common Stock is then listed) no later than the first day after which Shares may be converted by any Purchaser into Common Stock, and shall provide to such Purchasers evidence of such listing, and shall maintain the listing of its Common Stock on such exchange.

         3.11 Conversion Procedures. Exhibit C attached hereto sets forth the procedures with respect to the conversion of the Preferred Stock, including the forms of conversion notice to be provided upon conversion, instructions as to the procedures for conversion, the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchasers to exercise their right of conversion smoothly and expeditiously.

         3.12 Purchaser's Rights if Trading in Common Stock is Suspended. In the event that at any time within the three-year period after the last Closing Date trading in the shares of the Common Stock is suspended on the Nasdaq National Market (other than as a result of the suspension of trading in securities on such market generally or temporary suspensions pending the release of material information and other than a suspension of trading on the Nasdaq National Market if the Common Stock is listed for trading, and not suspended, on the Nasdaq SmallCap Market within one business day after such suspension), at a Purchaser's option exercisable by written notice to the Company, the Company shall redeem all Shares owned by such Purchaser (and, to the extent converted into Underlying Shares, such Underlying Shares) and all Underlying Shares then held by such Purchaser, at an aggregate purchase price equal to (A) the product of the per Share Market Value as of the Trading Day immediately preceding the day of such notice multiplied by the number of shares of Common Stock into which the Shares and the Warrants to be purchased are then convertible (or in the case of Underlying Shares, the number of Underlying Shares to be purchased), plus (B) interest on such amount accruing from the 7th day after such notice until paid at the rate of 15% per annum.

         3.13 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of shares otherwise required under this Agreement or the Registration Rights Agreement would be prohibited by the relevant provisions of the Delaware General Corporation Law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with Section 3.12.

         3.14 Redemption Restrictions. Notwithstanding any provision of this Agreement to the contrary, if any redemption of shares otherwise required under this Agreement or the Registration Rights Agreement would be prohibited in the absence of consent from any lender of the Company or any of the Subsidiaries, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after the redemption is required. Interest payable by the Company with respect to any such redemption shall continue to accrue until such consent is obtained. Nothing contained in this Section 3.14 shall be construed as a waiver by the Purchaser of any rights it may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

         3.15 Piggyback Registration Rights. During the period commencing the date hereof and ending on the earlier to occur of (i) the one year anniversary of the last Closing and (ii) the date the last Underlying Securities Registration Statement required to be filed by the Company in accordance with the Registration Rights Agreement is declared effective under the Securities Act by the Commission, the Company may not file any registration statement that provides for the registration of shares of Common Stock to be sold by other shareholders of the Company unless the Company provides each Purchaser with not less than seven (7) Trading Days' notice of its intention to file such registration statement and provides each Purchaser the option to include any or all of the Underlying Shares and Warrant Shares then owned by it therein as to which there is not at that time an effective Underlying Securities Registration Statement. Such registration rights shall not apply to registration statements relating solely to (i) employee benefit plans notwithstanding the inclusion of a resale prospectus for securities received under such employee benefit plan, or
(ii) business combinations unless the registration statement relates to securities to be received by the holders of the Common Stock of the Company.

         3.16 Notice of Breaches. Each of the Company and the Purchasers shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to, with respect to the Series C Closing, the Series C Closing Date, with respect to the Series D Closing, the Series D Closing Date and with respect to the Series E Closing, the Series E Closing Date which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this
Section 3.16 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

         Notwithstanding the generality of the foregoing, the Company shall promptly notify each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Shares a copy of any written statement in support of or relating to such claim or notice.

         3.17 Conversion Obligations of the Company. The Company covenants to convert Shares and to deliver Underlying Shares in accordance with the terms and conditions and time period set forth in the respective Certificates of Designation, and to deliver Warrant Shares in accordance with the terms and conditions and time periods set forth in the Warrants.

         3.18 Right of First Refusal. For a period of one year commencing as of the date hereof, the Company may not enter into any transaction with a person other than Infinity to sell or otherwise dispose of securities in any transaction intended not to be subject to the registration requirements of the Securities Act (a "Private Placement") unless the Company provides a written notice to Infinity describing the terms of such Private Placement (the "Private Placement Notice") and attaches to such notice any written term sheet or other similar writing with respect thereto. Infinity shall have the right, exercisable within five (5) business days of its receipt of such notice, to elect, by written notice to the Company to inform the Company of its intention to provide (or cause an Infinity Affiliate to provide) the financing described in the Private Placement Notice on terms no less favorable to the Company than as set forth in the Private Placement Notice. If Infinity fails to elect to exercise such right, the Company may enter into the Private Placement, but only if the Private Placement is on the terms set forth in the notice provided to Infinity in accordance with this paragraph and provided such Private Placement is consummated within thirty (30) days after the Company's receipt of such notice. If such Private Placement does not occur within such period, then the Company shall not consummate such Private Placement without again providing Infinity with the right of first refusal set forth in this Section.

         3.19 The Warrants. (a) In connection with the Series C Closing, the Company shall issue (i) to Infinity or as otherwise directed by Infinity, a common stock purchase Warrant, in the form of Exhibit E(1) (the "Series C Infinity Warrant"), pursuant to which Infinity shall have the right at any time thereafter through the fifth anniversary of the date of issuance thereof, to acquire 275,000 shares of Common Stock at an exercise price per share equal to 135% of the lesser of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding the date hereof or (2) the average Per Share Market Value for the five (5) Trading Days immediately following the announcement by the Company of its earnings for the quarter ended September 30, 1996 (the lesser such average, the "Applicable Market Price"), (ii) to Brown Simpson a common stock purchase warrant, in the form of Exhibit E(2) (the "Brown Simpson Warrant"), pursuant to which Brown Simpson shall have the right at any time thereafter through the fifth anniversary of the date of issuance thereof, to acquire 50,000 shares of Common Stock at an exercise price per share equal to 135% of the Applicable Market Price and (iii) to Alpine, a common stock purchase Warrant, in the form of Exhibit E(3) (the "Alpine Warrant"), pursuant to which Alpine shall have the right at any time thereafter through the fifth anniversary of the date of the issuance thereof, to acquire 50,000 shares of Common Stock at an exercise price per share equal to 135% of the Applicable Market Price.

                  (b) In connection with the Series D Closing, the Company shall issue to Infinity or as otherwise directed by Infinity, a common stock purchase Warrant, in the form of Exhibit E(4) (the "Series D Infinity Warrant"), pursuant to which Infinity shall have the right at any time thereafter through the fourth anniversary of the date of issuance thereof, to acquire 75,000 shares of Common Stock at an exercise price per share equal to 125% of the Market Price immediately preceding the Series D Closing Date. The Series C Infinity Warrant and Series D Infinity Warrant are collectively, the "Infinity Warrants" and the Infinity Warrants, Brown Simpson Warrant and Alpine Warrant are collectively, the "Warrants."

         3.20 Break-up Fee. If the Company fails to issue and sell the Series C Shares to the Purchasers in accordance with the terms hereof prior to the Series C Closing Expiration Date for any reason other than the breach of this Agreement by the Purchasers, the Company shall promptly, and in any event prior to the 10th day thereafter pay to Infinity $100,000, which sum shall be treated as liquidated damages and not as a penalty. The payment due under this Section shall be increased by $2,000 for each day that such payment has not been paid when due, and such daily amount (which shall be treated as additional liquidated damages and not as a penalty) shall continue to be assessed until the amount then due is paid in full.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE COMPANY'S OBLIGATIONS UNDER THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

         3.21 Book Entry Arrangements. No later than the close of business on the seventh business day after the Series C Closing Date, the Company shall enter into a book-entry agreement substantially on terms and conditions mutually satisfactory to each of the Company and the Purchasers, which such book-entry agreement shall provide for customary paying agency arrangements and book-entry transfers, conversions and issuance procedures in connection with the Underlying Shares and the Warrant Shares.


                                   ARTICLE IV

                                   CONDITIONS

         4.1(a) Conditions Precedent to the Obligation of the Company to Sell the Series C Shares. The obligation of the Company to sell the Series C Shares hereunder is subject to the satisfaction or waiver by the Company, at or before the Series C Closing, of each of the following conditions:

                            (i) Accuracy of the Purchaser's Representations and
Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Series C Closing Date, as though made on and as of such date;

                            (ii) Performance by the Purchaser. Each Purchaser
shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Purchaser at or prior to the Series C Closing;

                            (iii) No Injunction. No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement; and

                            (iv) Required Approvals. All Required Approvals
shall have been obtained other than those relating solely to the Series D Shares or Series E Shares.

                  (b) Conditions Precedent to the Obligation of the Purchaser to Purchase the Series C Shares. The obligation of each Purchaser hereunder to acquire and pay for the Series C Shares is subject to the satisfaction or waiver by each Purchaser, at or before the Series C Closing, of each of the following conditions:

                            (i) Accuracy of the Company's Representations and
Warranties. The representations and warranties of the Company set forth herein and in the Registration Rights Agreement (except as such representations and warranties relate to the Brown Simpson Warrant and the Alpine Warrant) shall be true and correct in all material respects as of the date when made and as of the Series C Closing Date as though made on and as of such date;

                            (ii) Performance by the Company. The Company shall
have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Series C Closing;

                            (iii) No Injunction. No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement;

                            (iv) Adverse Changes. Since the date of the
financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which in the judgment of the Purchaser had a Material Adverse Effect and no material adverse change in the financial condition or prospects of the Company shall have occurred which is not disclosed in the Disclosure Materials (for purposes hereof changes in the market price of the Common stock may be considered in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

                            (v) No Suspensions of Trading in Common Stock. The
trading in the Common Stock shall not have been suspended by the Commission or on the Nasdaq National Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and other than a suspension of trading on the Nasdaq National Market if the Common Stock is listed for trading, and not suspended, on the Nasdaq SmallCap Market within one business day after such suspension);

                            (vi) Listing of Common Stock. The Common Stock shall
have at all times between the date hereof and the Series C Closing Date been, and on the Series C Closing Date be, listed for trading on the Nasdaq National Market or on the Nasdaq SmallCap Market;

                            (vii) Legal Opinion. The Company shall have
delivered to the Purchaser the opinion of Cooley Godward LLP, counsel to the Company ("Cooley Godward"), in substantially the form attached hereto as Exhibit D and an opinion of Cooley Godward as required by the Company's transfer agent to ensure that the Underlying Shares and Warrant Shares are issued free of restrictive legends upon resale pursuant to an effective registration statement under the Securities Act;

                            (viii) Required Approvals. All Required Approvals
shall have been obtained other than those relating solely to the Series D Shares or the Series E Shares;

                            (ix) Shares of Common Stock. On or prior to the
Series C Closing Date, the Company shall have duly reserved for issuance upon conversion of Series C Shares and exercise of the Warrants 2,424,242 Underlying Shares and 375,000 Warrant Shares;

                            (x) Delivery of Stock Certificates. The Company
shall have delivered to each Purchaser or such Purchaser's designee the stock certificate(s) representing the Series C Shares, registered in the name of such Purchaser, each in form satisfactory to each Purchaser;

                            (xi) Registration Rights Agreement. The Company
shall have executed and delivered the Registration Rights Agreement;

                            (xii) Warrants. The Company shall have executed and
delivered the Warrants (other than the Series D Infinity Warrant) in accordance with the terms of the Agreement;

                            (xiii) Certificate of Designation. The Series C
Designation shall have been duly filed with the Secretary of State of Delaware, and the Company shall have delivered a copy thereof to each Purchaser certified as filed by the office of the Secretary of State of Delaware;

                            (xiv) Company Certificates. Each Purchaser shall
have received a certificate, dated the Series C Closing Date, signed by the Secretary or an Assistant Secretary of the Company and certifying (i) that attached thereto is a true, correct and complete copy of (A) the Company's Restated Articles of Organization, as amended to the date thereof, (B) the Company's By-Laws, as amended to the date thereof, and (C) resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and (where appropriate) filing of the Transaction Documents and the Certificates of Designation and the issuance and sale of the Series C Shares, the Warrants, the Underlying Shares and the Warrant Shares and (ii) the incumbency of the officers executing the Transactions Documents, the Series C Certificate of Designation and the Warrants; and

                            (xv) Change of Control. No Change of Control (as
hereafter defined) shall have occurred between the date hereof and the Series C Closing Date.

         4.2 Conditions Precedent to the Obligation of each Purchaser to Purchase the Series D Shares and the Series E Shares. The obligation of each Purchaser hereunder to acquire and pay for the Series D Shares and the Series E Shares is subject to the satisfaction or waiver by each such Purchaser, at or before the Series D Closing and the Series E Closing, as applicable of each of the following conditions:

                            (i) Series C Closing. The Series C Closing shall
have occurred.

                            (ii) Series D Infinity Warrant. With respect to the
Series E Closing, the Company shall have executed and delivered the Series D Infinity Warrant in accordance with the terms of this Agreement.

                            (iii) Accuracy of the Company's Representations and
Warranties. The representations and warranties of the Company contained herein and in the Registration Rights Agreement (except as such representations and warranties relate to the Brown Simpson Warrant and the Alpine Warrant) shall be true and correct in all material respects as of the date when made and as of the Series D Closing Date and the Series E Closing Date, as applicable, as though made on and as of such date;

                            (iv) Performance by the Company. The Company shall
have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Series D Closing Date or the Series E Closing Date, as applicable;

                            (v) Underlying Securities Registration Statements.
With respect to the Series D Closing, the Underlying Securities Registration Statement with respect to the Underlying Shares issuable on conversion of all outstanding Series C Shares and with respect to the Warrant Shares issuable upon exercise of the Warrants (other than the Series D Infinity Warrant) shall have been declared effective under the Securities Act by the Commission; and with respect to the Series E Closing, the Underlying Securities Registration Statement with respect to the Underlying Shares issuable on conversion of all outstanding Series D Shares and with respect to the Warrant Shares issued upon exercise of the Series D Infinity Warrant shall have been declared effective under the Securities Act by the Commission; and in each such case such Underlying Registration Statement shall have remained effective and shall not be subject to any stop order and no stop order shall be pending or threatened as at such Closing Date;

                            (vi) No Injunction. No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Shares or exercise of any of the Warrants;

                            (vii) Adverse Changes. Since the date of the
financial statements included in the Company's last filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which in the judgment of the Purchaser had a Material Adverse Effect which has not specifically been disclosed on Schedule 2.1(g) hereto prior to the date of this Agreement shall have occurred, nor shall there have occurred in the judgment of the Purchaser a material adverse change in the financial conditions or prospects of the Company, which is not disclosed in the Disclosure Materials (for purposes hereof, changes in the market price of the Common stock may be considered in determining whether there has occurred an event which has had a Material Adverse Event or whether a material adverse change has occurred);

                            (viii) Litigation. No material litigation shall have
been instituted or threatened against the Company which has not specifically been disclosed on Schedule 2.1(g) hereto prior to the Series C Closing ;

                            (ix) Management. L. Gary Trimm shall remain in his
current management position without a material diminution of his management responsibilities as at the date hereof;

                            (x) No Suspensions of Trading in Common Stock. The
trading in the Common Stock shall not have been suspended by the Commission or on the Nasdaq National Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on the Nasdaq National Market, the Common Stock is then listed and approved for trading on the Nasdaq SmallCap Market within one (1) trading day thereof);

                            (xi) Listing of Common Stock. The Common Stock shall
have been at all times between the Series C Closing Date, the Series D Closing Date and the Series E Closing Date, as applicable, and on such applicable Closing Date be, listed for trading on the Nasdaq National Market or Nasdaq SmallCap Market.

                            (xii) Change of Control. No Change of Control in the
Company shall have occurred. "Change of Control" means the occurrence of any of
(i) an acquisition after the date hereof by an individual or legal entity of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

                            (xiii) Legal Opinion. The Company shall have
delivered to each Purchaser an opinion of outside legal counsel to the Company in substantially the form attached hereto as Exhibit D and dated the applicable Closing Date;

                            (xiv) Required Approvals. All Required Approvals
shall have been obtained;

                            (xv) Shares of Common Stock. On each of the Series D
Closing Date and Series E Closing Date, as applicable, the Company shall have reserved for issuance to each Purchaser two times the number of Underlying Shares which would be issuable upon conversion in full of the Series D Shares or Series E Shares, as applicable, assuming such conversion occurred on the Original Issue Date for such Shares;

                            (xvi) Delivery of Stock Certificates. The Company
shall have delivered to each Purchaser or such Purchaser's designee the stock certificate(s) representing the Shares, being purchased at such Closing, registered in the name of such Purchaser, each in form satisfactory to each Purchaser; and

                            (xvii) Performance of Conversion/Exercise
Obligations. Through the Series D Closing Date or Series E Closing Date, as applicable, the Company shall have (a) delivered Underlying Shares upon conversion of Shares and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of each Certificate of Designation and (b) shall have delivered Warrant Shares upon exercise of the Warrants and otherwise performed its obligations in accordance with the terms of the Warrants.

                                    ARTICLE V

                                   TERMINATION

         5.1 Termination by Mutual Consent. (a) This Agreement may be terminated with respect to the transactions contemplated herein relating to both the Shares and the Underlying Shares at any time prior to the Series C Closing by the mutual consent of the Company and each Purchaser.

                  (b) This Agreement may be terminated with respect to the transactions contemplated herein relating solely to the Series D Shares at any time prior to the Series D Closing by the mutual written consent of the Company and each Purchaser.

                  (c) This Agreement may be terminated with respect to the transactions contemplated herein relating solely to the Series E Shares at any time prior to the Series E Closing by the mutual written consent of the Company and each Purchaser.

         5.2 Termination by the Company. (a) This Agreement may be terminated with respect to the transactions contemplated herein relating to both the Shares and the Underlying Shares prior to the Series C Closing by the Company, by giving notice of such termination to each Purchaser, if any Purchaser has materially breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within five business days following receipt by such Purchaser of notice of such breach.

                  (b) This Agreement may be terminated with respect to the transactions contemplated herein relating solely to the Series D Shares prior to the Series D Closing by the Company, by giving notice of such termination to each Purchaser.

                  (c) This Agreement may be terminated with respect to the transactions contemplated herein relating solely to the Series E Shares prior to the Series E Closing by the Company, by giving notice of such termination to each Purchaser.

         5.3 Termination by the Purchasers. (a) This Agreement may be terminated prior to the Series C Closing with respect to the transactions contemplated herein relating to both the Shares and the Underlying Shares by any Purchaser, by giving notice of such termination to the Company, if:

                            (i) the Company has breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within five business days following receipt by the Company of notice of such breach;

                            (ii) there has occurred an event since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement which has in the judgment of any Purchaser had a Material Adverse Effect and which is not disclosed in the SEC Documents or if there has occurred in such Purchaser's judgment since such date a material adverse change in the financial condition or prospects of the Company (for each such purpose, each Purchaser may consider changes in stock price);

                            (iii) trading in the Company's Common Stock has been suspended by the Commission or the Nasdaq (other than a suspension of trading on the Nasdaq National Market if the Common Stock is listed for trading, and not suspended, on the Nasdaq SmallCap Market within one business day after such suspension);

                            (iv) the Company's Common Stock shall have failed to be listed for trading on the Nasdaq National Market or Nasdaq SmallCap Market and a Purchaser shall have exercised its termination right herein provided within 10 business days of obtaining knowledge of such delisting;

                            (v) a Change of Control shall have occurred; or

                            (vi) the Series C Closing shall not have occurred by the Series C Closing Expiration Date.

                  (b) This Agreement may be terminated by a Purchaser prior to the Series D Closing with respect to the transactions contemplated herein relating solely to the Series D Shares, or prior to the Series E Closing with respect to the transactions contemplated herein relating solely to the Series E Shares, by giving notice of such termination to the Company, if:

                            (i) after the Series C Closing Date, the Company has breached any representation, warranty, covenant or agreement contained in this Agreement, the Registration Rights Agreement, any Warrant or any Certificate of Designation and such breach is not cured within five business days following receipt by the Company of notice of such breach;

                            (ii) there has occurred an event since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is later, last filed prior to the date of this Agreement which in the judgment of the Purchaser could have a Material Adverse Effect and which is not disclosed in the SEC Documents or if there has occurred in a Purchaser's judgment since such date a material adverse change (for each such purpose, each Purchaser may consider changes in stock price);

                            (iii) trading in the Company's Common Stock has been suspended by the Commission or the Nasdaq (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company or other than a suspension of trading on the Nasdaq National Market if the Common Stock is listed for trading, and not suspended, on the Nasdaq SmallCap Market within one business day after such suspension);

                            (iv) the Company's Common Stock shall have failed to be listed for trading on either the Nasdaq National Market or Nasdaq SmallCap Market at any time after the Series C Closing Date and a Purchaser shall have exercised its termination right herein provided within 10 Trading Days of obtaining knowledge of any delisting;

                            (v) the Underlying Securities Registration Statement with respect to (1) the Underlying Shares into which the Series C Shares may be converted and (2) the Warrant Shares issuable upon conversion of the Warrants is not declared effective under the Securities Act by the Commission prior to the 90th day after the Series C Closing Date or shall not be effective on such subsequent Closing Date; the Underlying Securities Registration Statement with respect to the Underlying Shares into which the Series D Shares may be converted has not been declared effective under the Securities Act by the Commission prior to the 90th day after the Series D Closing Date or shall not be effective on such subsequent Closing Date; or the Underlying Securities Registration Statement with respect to the Underlying Shares into which the Series E Shares may be converted in respect to the Series E Shares has not been declared effective under the Securities Act by the Commission prior to the 90th day after the Series E Closing Date; or

                            (vi) a Change of Control in the Company shall have occurred.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement and except that the Company shall reimburse the Purchaser at the Series C Closing, for its legal fees and disbursements of $12,500. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. Each Purchaser shall be responsible for such Purchaser's own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

         6.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement, the Certificates of Designation (each when filed) and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

         6.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received
(a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:

                                   COMPRESSION LABS, INCORPORATED
                                   350 East Plumaria Drive
                                   San Jose, California 95134
                                   Attn: Corporate Secretary
                                   Tel: (408) 435-3000
                                   Fax: (408) 922-5574

         With copies to:           Cooley Godward LLP
                                   Five Palo Alto Square
                                   3000 El Camino Real
                                   Palo Alto, CA 94306
                                   Attn: Deborah Cleveland
                                   Tel: (415) 843-5000
                                   Fax: (415) 857-0663

         If to either Purchaser:
                                   27 Wellington Road

                                   Cork, Ireland
                                   Attn: J. A. Loughran
                                   Fax: 011-44-171-355-4975

         With copies to            Mr. Stuart Chasanoff
                                   c/o HW Finance
                                   160 Elm Street, Suite 4000
                                   Dallas, Texas 75201
                                   Fax: (214) 720-1662

                                   Brown Simpson, LLC
                                   Carnegie Hall Tower
                                   152 West 57th Street, 40th Floor
                                   New York, NY 10019
                                   Attn: James R. Simpson
                                   Fax: (212) 243-1329


or such other address as may be designated in writing hereafter, in the same manner, by such person.

         6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         6.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

         6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that the representations, warranties and other agreements contained herein of the Company are intended for the benefit of and may be relied upon and enforced by each of Brown Simpson and Alpine to the extent such representations, warranties and agreements relate to the Warrants.

         6.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

         6.9 Survival. The agreements and covenants contained in Article III and this Article VI shall survive the delivery and conversion of the Shares pursuant to this Agreement. and the representations and warranties of the Company and the Purchasers contained in Article II shall survive until a date that is three years after the last Closing date.

         6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         6.11 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

         6.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


                                          Company:

                                          COMPRESSION LABS, INCORPORATED



                                          By:  /s/ Michael E. Seifert
                                             ----------------------------------
                                             Name:  Michael E. Seifert
                                             Title: Vice President, Finance and
                                                    Chief Accouning Officer


                                          Purchasers:

                                          INFINITY INVESTORS, LTD.


                                          By:  /s/ James A. Loughran
                                             ----------------------------------
                                              Name:  James A. Loughran
                                              Title: Director


                                          SEACREST CAPITAL LIMITED


                                          By:  /s/ James E. Martin
                                             ----------------------------------
                                              Name:  James E. Martin
                                              Title: President